EXHIBIT 99.1


                        WEB.COM ACQUIRES WEBSOURCE MEDIA

         ACQUISITION ADDS APPROXIMATELY $9 MILLION IN ANNUAL REVENUE AND
                               22,000 SUBSCRIBERS;
                      EXPECTED TO BE ACCRETIVE TO EARNINGS

ATLANTA, GA, MAY 23, 2006 -- Web.com, Inc. (NASDAQ: WWWW), the leading destination for websites and web services, today announced the acquisition of WebSource Media, LLC, a profitable, privately-held web services provider for small- and medium-sized businesses. This acquisition further diversifies Web.com's business, adds an experienced web services sales, marketing and development organization and is expected to bring profitable revenues to the company. Except for assumed liabilities and debt payments, the acquisition has been structured as a revenue (billings) and profitability (EBITDA)(a) earn out over approximately three years.

"With the addition of the WebSource Media business and its management team, Web.com gains market share, access to markets not currently addressed by Web.com and new marketing channels focused on organic growth," stated Jeff Stibel, President and CEO for Web.com. "Because the consideration payable to the team in this transaction is based on the performance of the business over approximately three years, the WebSource Media team has clear financial targets to achieve that align them with Web.com and its shareholders."

Under the terms of the agreement, the former owners of WebSource Media have the opportunity to earn up to one million shares of Web.com's common stock and up to $8.2 million in cash, subject to attaining certain revenue growth and profitability milestones that scale upwards over approximately three years. The former owners also have the opportunity to earn up to an additional 500,000 shares and warrants for the purchase of up to one million shares of Web.com common stock at a price of $6.00 a share if they exceed those financial milestones over the term of the earn out. In addition, Web.com will provide approximately $2.6 million in cash to pay in full certain transaction fees and outstanding working capital obligations. Kaufman Bros., L.P. acted as exclusive financial advisor to WebSource Media, LLC on this transaction.

"With over 22,000 paying customers currently, WebSource Media has achieved 13 consecutive quarters of profitability and its business is complementary to Web.com's business model and strategic direction," stated Marc Smith, CEO of WebSource Media. "The structure of the transaction places the responsibility on me and my team to generate results and hit key financial milestones. We look forward to working with Web.com's team."

ABOUT WEBSOURCE MEDIA
WebSource Media was founded in 1997 and was among the first providers to offer businesses a simple website solution. WebSource Media helps small- and medium-sized businesses build a significant web presence without significant capital investment and offers their customers products and services with an affordable, easy solution. The company is headquartered in Houston, TX and has approximately 30 employees. For more information on the company, please visit www.websourcemedia.com.


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ABOUT WEB.COM
Web.com, Inc. (NASDAQ: WWWW), formerly Interland, Inc. (NASDAQ: INLD), is the leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website design, website hosting, ecommerce, web marketing and email. Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million websites have been built using Web.com's proprietary tools, services and patented technology. For more information on the company, please visit www.web.com or call at 1-800-WEB-HOST.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, the revenues and earnings Web.com anticipates generating from the acquired WebSource Media business, and the ability of WebSource Media management to maintain and increase the size and profitability of the WebSource Media business.

Investors should not place undue reliance on these forward-looking statements, which are based on Web.com's current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date hereof and are based upon the information available to the Web.com at this time. Such information is subject to change, and Web.com will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Factors which could affect these forward-looking statements, and Web.com's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the Company to improve customer satisfaction, reduce churn, and expand its customer base as planned, growing dependence on reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of restricted investments, the retention of key employees, potential liabilities from the sale of dedicated server assets, possible disruptions for customers due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from the Company's discontinued operations. Certain of these and other risks associated with Web.com's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports and Transition Report on Form 10-Q and its Current Reports on Form 8-K, and its most recent proxy statement.

(a) Earnings before interest, taxes, depreciation and amortization

INVESTOR AND PRESS CONTACT:
Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com